Exhibit 10.2

Amendment No. 3 to Receivables Purchase Agreement

AMENDMENT AGREEMENT (this “Amendment Agreement”) dated as of March 30, 2007 among Lexmark Receivables Corporation (the “Seller”), CIESCO, LLC (“CIESCO”), Gotham Funding Corporation (“Gotham”), Citibank, N.A. (“Citibank”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTM”) (formerly known as The Bank of Tokyo-Mitsubishi Ltd., New York Branch), Citicorp North America, Inc. (“CNAI”), as Program Agent, CNAI and BTM, as Investor Agents, and Lexmark International, Inc. (“Lexmark”), as Collection Agent and Originator.

Preliminary Statements. (1) The Seller, CIESCO, Gotham, Citibank, BTM, CNAI and Lexmark are parties to an Amended and Restated Receivables Purchase Agreement dated as of October 8, 2004 (as amended, restated, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Agreement) pursuant to which, and subject to and upon the terms and conditions of which, the Seller has acquired, and may continue to acquire, Receivables from the Originator, either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and the Originator. The Seller has sold, and may continue to sell, Receivable Interests in the Receivables. CIESCO and Gotham may, in their sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth in the Agreement.

(2) The parties hereto desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.   Amendments. Upon the effectiveness of this Amendment Agreement, the Agreement is hereby amended as follows:

1.1  The following new definition is added to Section 1.01 of the Agreement in proper alphabetical order:

“Repurchase Date” has the meaning specified in Section 2.13.

1.2  A new Section 2.13 is added to the Agreement reading as follows:

“Section 2.13. Repurchase Option. The Seller shall have the right to repurchase all, but not less than all, of the Receivable Interests held by the Investors and the Banks and to terminate this Agreement upon not less than ten Business Days’ prior written notice to the Agent. Such notice shall specify the date that the Seller desires that such repurchase occur (such date, the “Repurchase Date”). On the Repurchase Date, the Seller shall deposit into the Investor Agent’s Account for each Investor Agent in immediately available funds an amount equal to the sum of (i) the aggregate outstanding Capital of the Receivable Interests held by the Investors and/or the Banks in such Investor Agent’s Group, (ii) all accrued and unpaid Yield thereon to the Repurchase Date, (iii) all accrued and unpaid Fees owing to such Investors and Banks and such Investor Agent, (iv) the Liquidation Fee (if any) owing to such Investors and Banks in respect of such repurchase and (v) all expenses and other amounts owing to any of such Investors and Banks and such Investor Agent and (if such Investor Agent is the Program Agent) the Program Agent under the Transaction Documents. Any repurchase pursuant to this Section 2.13 shall be made without recourse to or warranty by the Agents, the Investors or the Banks. Further, on the Repurchase Date, the Bank Commitments for all the Banks shall terminate, each of the Commitment Termination Date and Facility Termination Date shall occur, the Termination Date for all Receivable Interests shall occur and no further purchases or reinvestments of Collections shall be made hereunder; provided, that the provisions of this Agreement referenced in Section 11.09 shall survive such termination.”

SECTION 2.   Effectiveness. This Amendment Agreement shall become effective at 12:01 a.m. on April 1, 2007, provided that executed counterparts of this Amendment Agreement have been delivered by each party hereto to each other party hereto on or before such time.

SECTION 3.   Representations and Warranties. The Seller makes each of the representations and warranties contained in Section 4.01 of the Agreement (after giving effect to this Amendment Agreement). The Collection Agent makes each of the representations and warranties contained in Section 4.02 of the Agreement (after giving effect to this Amendment Agreement).

SECTION 4.   Confirmation of Agreement. Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment Agreement, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

SECTION 5.   GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 6.   Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LEXMARK RECEIVABLES CORPORATION

By: /s/ Bruce J. Frost
Title: Assistant Treasurer

CIESCO, LLC

By: Citicorp North America, Inc.,
as Attorney-in-Fact

By: /s/ Junette M. Earl
Title: Vice President

CITICORP NORTH AMERICA, INC.,
as Program Agent and as an Investor Agent

By: /s/ Junette M. Earl
Title: Vice President

CITIBANK, N.A.

By: /s/ Junette M. Earl
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as a Bank

By:  /s/ Jesse A. Reid, Jr.
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH,
as an Investor Agent

By: /s/ Aditya Reddy
Title: VP and Manager

GOTHAM FUNDING CORPORATION

By: /s/ R. Douglas Donaldson
Title: Treasurer

LEXMARK INTERNATIONAL, INC.

By: /s/ Richard A. Pelini
Title: V.P. & Treasurer